Pioneer Government
                        Income Fund

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                        Annual Report | July 31, 2015
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                        Ticker Symbols:

                        Class A     AMGEX
                        Class C     GOVCX
                        Class Y     ATGIX

                        [LOGO] PIONEER
                               Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

President's Letter                                                             2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              8

Prices and Distributions                                                       9

Performance Update                                                            10

Comparing Ongoing Fund Expenses                                               13

Schedule of Investments                                                       15

Financial Statements                                                          31

Notes to Financial Statements                                                 38

Report of Independent Registered Public Accounting Firm                       46

Trustees, Officers and Service Providers                                      48

                      Pioneer Government Income Fund | Annual Report | 7/31/15 1

President's Letter

Dear Shareowner,

In the second half of 2015, two main issues have been dominating the attention of global investors and policymakers alike, and shaping the current investment environment: The Federal Reserve System's (the Fed's) deliberations over when to begin normalizing interest rates in the U.S., and the increasing divergence in economic activity around the globe. As 2015 began, market expectations were that the Fed would likely begin raising interest rates by the middle of the year, but a sluggish gross domestic product report in the first calendar quarter as well as relatively benign inflation and wage growth contributed to the Fed's taking a more cautionary approach and delaying the start of its rate-hike cycle. At the same time, however, the U.S. labor market has continued its robust improvement, moving the Fed closer to declaring victory on one of its main monetary policy objectives -- full employment.

Meanwhile, global economic activity has continued to diverge, with developed economies experiencing above-trend growth and most emerging markets economies lagging the rest of the world. The slower pace of economic activity in the emerging markets has been most evident in China, as the country's economy continues to undergo a long, potentially painful adjustment from investment-led growth to consumption-oriented growth. This divergence in global economic cycles is likely to continue for some time, and we would expect an increased level of volatility as global capital markets and policymakers adjust.

Pioneer Investments believes that investors in today's environment can potentially benefit from the consistent and disciplined investment approach we have used since our founding in 1928. We focus on identifying value across global markets using proprietary research, careful risk management, and a long-term perspective. Our ongoing goal is to produce compelling returns consistent with the stated objectives of our investment products, and with our shareowners' expectations. We believe our shareowners can benefit from the experience and tenure of our investment teams as well as the insights generated from our extensive research process.

2 Pioneer Government Income Fund | Annual Report | 7/31/15

As always, and particularly during times of market uncertainty, we encourage you to work with your financial advisor to develop an overall investment plan that addresses both your short-and long-term goals, and to implement such a plan in a disciplined manner.

We greatly appreciate your trust in us in the past and look forward to continuing to serve you in the future.

Sincerely,

/s/ Lisa M. Jones

Lisa M. Jones
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                      Pioneer Government Income Fund | Annual Report | 7/31/15 3

Portfolio Management Discussion | 7/31/15

Led by longer-maturity Treasuries, U.S. government securities produced positive performance over the 12-month period ended July 31, 2015, although interest rates began moving higher in the second half of the period, eroding some of the gains realized during the first six months. In the following interview, Richard Schlanger and Charles Melchreit discuss the investment environment and the factors that affected the performance of Pioneer Government Income Fund during the 12-month period. Mr. Schlanger, a vice president and a portfolio manager at Pioneer, and Mr. Melchreit, Director of Investment-Grade Management, a senior vice president and a portfolio manager at Pioneer, are responsible for the day-to-day management of the Fund.

Q    How did the Fund perform during the 12-month period ended July 31, 2015?

A Pioneer Government Income Fund's Class A shares returned 1.83% at net asset value during the 12-month period ended July 31, 2015, while the Fund's benchmarks, the Barclays Government Bond Index and the Barclays U.S. Mortgage-Backed Securities Index, returned 3.26% and 3.54%, respectively. During the same period, the average return of the 70 mutual funds in Lipper's Intermediate U.S. Government Funds category was 2.22%, and the average return of the 313 mutual funds in Morningstar's Intermediate-Government Bond Funds category was 2.42%.

Q How would you describe the investment environment for government securities during the 12-month period ended July 31, 2015?

A The investment backdrop changed and became somewhat more volatile after the midpoint of the 12-month period, with longer-maturity government securities, notably U.S. Treasuries, giving up some of their gains from earlier in the period. Overall, the yield curve - which reflects the difference between yields of longer-maturity and shorter-maturity securities - flattened over the 12 months, with longer-maturity government securities outperforming shorter-maturity ones. After declining for a time, the yields of 10-Year Treasuries bottomed at 1.64% in mid-January 2015, and then began moving higher.

     The markets also became more volatile as a host of factors influenced investor sentiment, including: the perception that the U.S. economy was gaining strength, as monthly job gains averaged more than 200,000; the accompanying belief that the U.S. Federal Reserve System (the Fed) was preparing to tighten monetary policy by raising short-term interest rates; volatility in energy markets as oil prices declined early in the period, rose somewhat, and then dropped again towards the end of the 12 months;

4 Pioneer Government Income Fund | Annual Report | 7/31/15 concerns over the effects of an economic slowdown in China; the start of a quantitative easing policy by the European Central Bank (ECB); and certain global political and economic developments, including the threat that Greece would default on its debt obligations.

     In the government bond market, longer-maturity Treasuries outperformed other types of securities, although the early performance advantage of Treasuries was partially offset as the yield curve widened and longer-maturity interest rates moved higher over the final six months of the period.

Q What were the principal factors that influenced the Fund's performance during the 12-month period ended July 31, 2015? Specifically, why did the Fund underperform its benchmarks during the period?

A The Fund's benchmark-relative performance was hurt the most by the portfolio's shorter-duration stance relative to the Barclays Government Bond Index during the 12-month period. (Duration is a measure of the sensitivity of the price - the value of principal - of a fixed-income investment to a change in interest rates, expressed as a number of years.) The Fund, on average, had a 1.5-year shorter-than-benchmark duration during the period. We maintained the shorter positioning because we believed that interest rates were likely to begin rising, as we felt that the lower yields we were observing were inconsistent with a strengthening economy. Nevertheless, market interest rates declined, especially during the first half of the 12-month period, and longer-duration portfolios outperformed. Yield-curve positioning also detracted from the Fund's benchmark-relative performance, as the portfolio's underweight exposures to 30-year and five-year securities did not help. Although we significantly underweighted the Fund in outperforming U.S. Treasuries throughout the 12 months, the yield advantages of the portfolio's holdings of government-agency mortgages and government-agency debentures helped to compensate for the lack of exposure to Treasuries. While Treasuries accounted for approximately 90% of the Barclays Government Bond Index, they represented, on average, just 20% of the Fund's total investment portfolio over the fiscal year ended July 31, 2015.

     Allocations that helped support the Fund's results over the 12-month period included the portfolio's out-of-benchmark position in government-guaranteed commercial mortgages, which were used primarily to finance multi-family apartment developments. The securities performed quite well over the 12 months. Exposure to government-agency mortgages as well as good security selection results in the Fund's mortgage portfolio also helped performance, as we favored owning securities with lower prepayment risks, including higher-coupon mortgages with good state and servicer diversification.

                      Pioneer Government Income Fund | Annual Report | 7/31/15 5

Q Did the Fund have any investments in derivative securities during the 12-month period ended July 31, 2015? If so, did the holdings affect benchmark-relative performance?

A Yes, we invested in some Treasury futures contracts as part of our policy to maintain the Fund's shorter-than-benchmark duration. Because the shorter-duration positioning detracted from the Fund's benchmark-relative performance during the 12-month period, the use of the futures contracts detracted from relative returns.

Q What factors affected the Fund's dividend distributions to shareholders during the 12-month period ended July 31, 2015?

A The Fund's yield was relatively stable during the 12-month period. Looking forward, if market interest rates continue to climb and it becomes more likely that the Fed will start raising short-term rates, we think those factors would increase the possibility that the Fund's distributions to shareholders could start to rise.

Q What is your investment outlook and how have you positioned the portfolio heading into the final months of 2015?

A We believe prospects for the U.S. economy look good, although uncertainties continue to unsettle investor sentiment.

     In the United States, the economy - as measured by recently revised gross domestic product (GDP) figures - grew at an annual rate of nearly 4% during the second quarter of 2015, a noticeable improvement over the slight GDP increase of 0.6% in the first quarter. The job market continues to improve and the housing market appears to be healing, with household formation moving higher. All of those factors point to the Fed's starting to raise short-term interest rates very gradually before the end of the calendar year.

     Nevertheless, the market remains volatile. Slowing growth trends in China, combined with the devaluation of the Chinese currency and volatility in the Chinese equity markets, have caused much consternation among market participants. The debt situation in Greece remains a factor to be monitored.

     We have maintained the portfolio's short-duration stance relative to the benchmark, as we think the chances are increasing that interest rates will rise across the yield curve. We also continue to overweight the Fund in government-agency mortgages, while de-emphasizing Treasuries, which are highly interest-rate sensitive.

     Overall, we believe the portfolio is well positioned for an environment of continued economic growth in the United States, accompanied by gradually rising interest rates.

6 Pioneer Government Income Fund | Annual Report | 7/31/15

Please refer to the Schedule of Investments on pages 15-30 for a full listing of Fund securities.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise.

Investments in the Fund are subject to possible loss due to the financial failure of the issuers of underlying securities and their inability to meet their debt obligations.

Prepayment risk is the chance that an issuer may exercise its right to prepay its security, if falling interest rates prompt the issuer to do so. Forced to reinvest the unanticipated proceeds at lower interest rates, the Fund would experience a decline in income and lose the opportunity for additional price appreciation.

The securities issued by U.S. government-sponsored entities (i.e., FNMA, Freddie
Mac) are neither guaranteed nor issued by the U.S. government.

The Fund may invest in mortgage-backed securities, which, during times of fluctuating interest rates, may increase or decrease more than other fixed-income securities. Mortgage-backed securities are also subject to prepayments.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Before investing, consider the product's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus or summary prospectus containing this information. Read it carefully.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.

                      Pioneer Government Income Fund | Annual Report | 7/31/15 7

Portfolio Summary | 7/31/15

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Government Securities                                                 75.0%
Collateralized Mortgage Obligations                                        13.9%
Foreign Government Bonds                                                    5.8%
Asset Backed  Securities                                                    4.2%
Municipal Bonds                                                             0.6%
U.S. Corporate Bonds                                                        0.5%

Portfolio Maturity
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

0-2 Years                                                                   5.8%
2-5 Years                                                                  38.0%
5-7 Years                                                                  38.5%
7-10 Years                                                                 10.3%
20+ Years                                                                   7.4%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

 1. U.S. Treasury Notes, 1.875%, 8/31/17                                   5.10%
--------------------------------------------------------------------------------
 2. Fannie Mae, 4.5%, 12/1/43                                              4.93
--------------------------------------------------------------------------------
 3. Private Export Funding Corp., 4.3%, 12/15/21                           3.68
--------------------------------------------------------------------------------
 4. Israel Government AID Bond, 5.5%, 4/26/24                              3.52
--------------------------------------------------------------------------------
 5. U.S. Treasury Notes, 2.625%, 11/15/20                                  3.52
--------------------------------------------------------------------------------
 6. Private Export Funding Corp., 4.375%, 3/15/19                          3.17
--------------------------------------------------------------------------------
 7. U.S. Treasury Bonds, 4.25%, 5/15/39                                    2.98
--------------------------------------------------------------------------------
 8. Federal National Mortgage Association, 4.92%, 7/25/20                  2.98
--------------------------------------------------------------------------------
 9. Fannie Mae, 4.0%, 4/1/39                                               2.89
--------------------------------------------------------------------------------
10. U.S. Treasury Notes, 0.625%, 5/31/17                                   2.87
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

8 Pioneer Government Income Fund | Annual Report | 7/31/15

Prices and Distributions | 7/31/15

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Class                         7/31/15                    7/31/14
--------------------------------------------------------------------------------
           A                            $9.39                      $9.42
--------------------------------------------------------------------------------
           C                            $9.39                      $9.42
--------------------------------------------------------------------------------
           Y                            $9.40                      $9.43
--------------------------------------------------------------------------------

Distributions per Share: 8/1/14-7/31/15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Net Investment         Short-Term        Long-Term
         Class            Income            Capital Gains     Capital Gains
--------------------------------------------------------------------------------
           A             $0.2020                 $--              $--
--------------------------------------------------------------------------------
           C             $0.1326                 $--              $--
--------------------------------------------------------------------------------
           Y             $0.2330                 $--              $--
--------------------------------------------------------------------------------

Index Definitions
--------------------------------------------------------------------------------
The Barclays Government Bond Index is an unmanaged index that measures the performance of the U.S. government bond market. The Barclays U.S. Mortgage-Backed Securities Index is an unmanaged index including 15- and 30-year fixed-rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA). Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The indices defined here pertain to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 10-12.

                      Pioneer Government Income Fund | Annual Report | 7/31/15 9

Performance Update | 7/31/15                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class A shares of Pioneer Government Income Fund at public offering price during the periods shown, compared to that of the Barclays Government Bond Index and the Barclays U.S. Mortgage-Backed Securities Index.

Average Annual Total Returns
(As of July 31, 2015)
--------------------------------------------------------------------------------
                                                       Barclays
                                                       U.S.
                Net        Public       Barclays       Mortgage-
                Asset      Offering     Government     Backed
                Value      Price        Bond           Securities
Period          (NAV)      (POP)        Index          Index
--------------------------------------------------------------------------------
10 Years        3.69%       3.22%       4.20%          4.68%
5 Years         1.93        0.99        2.66           2.85
1 Year          1.83       -2.71        3.26           3.54
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 1, 2014)
--------------------------------------------------------------------------------
        Gross
--------------------------------------------------------------------------------
        1.28%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                                           Barclays U.S.
                 Pioneer Government   Barclays Government  Mortgage-Backed
                 Income Fund          Bond Index           Securities Index
7/31/2005        $ 9,550              $10,000              $10,000
7/31/2006        $ 9,627              $10,124              $10,235
7/31/2007        $10,054              $10,711              $10,808
7/31/2008        $10,706              $11,634              $11,560
7/31/2009        $11,624              $12,411              $12,766
7/31/2010        $12,482              $13,238              $13,725
7/31/2011        $12,851              $13,670              $14,253
7/31/2012        $13,625              $14,703              $14,943
7/31/2013        $13,211              $14,330              $14,647
7/31/2014        $13,484              $14,618              $15,254
7/31/2015        $13,732              $15,095              $15,793

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 4.50% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Pioneer Government Income Fund acquired the assets and liabilities of AmSouth Government Income Fund on September 23, 2005. The performance shown for Class A shares of the Fund for periods prior to September 23, 2005, is based on the performance of AmSouth Government Income Fund's Class A shares prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of Class A shares of the Fund would be lower than that shown.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

10 Pioneer Government Income Fund | Annual Report | 7/31/15

Performance Update | 7/31/15                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class C shares of Pioneer Government Income Fund during the periods shown, compared to that of the Barclays Government Bond Index and the Barclays U.S. Mortgage-Backed Securities Index.

Average Annual Total Returns
(As of July 31, 2015)
--------------------------------------------------------------------------------
                                                                    Barclays
                                                                    U.S.
                                              Barclays              Mortgage-
                                              Government            Backed
                 If            If             Bond                  Securities
Period           Held          Redeemed       Index                 Index
--------------------------------------------------------------------------------
10 Years         2.93%         2.93%          4.20%                 4.68%
5 Years          1.21          1.21           2.66                  2.85
1 Year           1.09          1.09           3.26                  3.54
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 1, 2014)
--------------------------------------------------------------------------------
                Gross
--------------------------------------------------------------------------------
                2.02%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                                                     Barclays U.S.
                      Pioneer Government     Barclays Government     Mortgage-Backed
                      Income Fund            Bond Index              Securities Index
7/31/2005             $10,000                $10,000                 $10,000
7/31/2006             $ 9,982                $10,124                 $10,235
7/31/2007             $10,355                $10,711                 $10,808
7/31/2008             $10,945                $11,634                 $11,560
7/31/2009             $11,799                $12,411                 $12,766
7/31/2010             $12,565                $13,238                 $13,725
7/31/2011             $12,857                $13,670                 $14,253
7/31/2012             $13,537                $14,703                 $14,943
7/31/2013             $13,039                $14,330                 $14,647
7/31/2014             $13,201                $14,618                 $15,254
7/31/2015             $13,345                $15,095                 $15,793

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Pioneer Government Income Fund acquired the assets and liabilities of AmSouth Government Income Fund on September 23, 2005. The performance shown for Class C shares of the Fund for periods prior to September 23, 2005, is based upon the performance of the predecessor Fund's Class B shares as adjusted to reflect sales charges applicable to Class C shares (but not other differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of Class C shares of the Fund would be lower than that shown.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all Funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 11

Performance Update | 7/31/15                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Class Y shares of Pioneer Government Income Fund during the periods shown, compared to that of the Barclays Government Bond Index and Barclays U.S. Mortgage-Backed Securities Index.

Average Annual Total Returns
(As of July 31, 2015)
--------------------------------------------------------------------------------
                                                 Barclays
                                                 U.S.
                               Barclays          Mortgage-
                Net Asset      Government        Backed
                Value          Bond              Securities
Period          (NAV)          Index             Index
--------------------------------------------------------------------------------
10 Years        4.12%          4.20%             4.68%
5 Years         2.33           2.66              2.85
1 Year          2.17           3.26              3.54
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 1, 2014)
--------------------------------------------------------------------------------
                Gross
--------------------------------------------------------------------------------
                0.92%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                                                                      Barclays U.S.
                       Pioneer Government      Barclays Government    Mortgage-Backed
                       Income Fund             Bond Index             Securities Index
7/31/2005              $5,000,000              $5,000,000             $5,000,000
7/31/2006              $5,054,027              $5,061,992             $5,117,317
7/31/2007              $5,301,322              $5,355,667             $5,403,957
7/31/2008              $5,671,289              $5,817,089             $5,779,866
7/31/2009              $6,192,340              $6,205,318             $6,382,901
7/31/2010              $6,672,230              $6,619,194             $6,862,699
7/31/2011              $6,893,775              $6,834,921             $7,126,654
7/31/2012              $7,345,963              $7,351,707             $7,471,733
7/31/2013              $7,151,504              $7,165,157             $7,323,706
7/31/2014              $7,328,811              $7,309,060             $7,626,872
7/31/2015              $7,487,675              $7,547,371             $7,896,508

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Government Income Fund acquired the assets and liabilities of AmSouth Government Income Fund on September 23, 2005. The performance shown for Class Y shares of the Fund for periods prior to September 23, 2005, is based on the performance of AmSouth Government Income Fund's Class I shares prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of Class Y shares of the Fund would be lower than that shown. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Government Income Fund | Annual Report | 7/31/15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Government Income Fund

Based on actual returns from February 1, 2015, through July 31, 2015.

--------------------------------------------------------------------------------
Share Class                    A                 C                  Y
--------------------------------------------------------------------------------
Beginning Account         $1,000.00          $1,000.00          $1,000.00
Value on 2/1/15
--------------------------------------------------------------------------------
Ending Account Value      $  993.95          $   990.50         $  996.68
(after expenses)
on 7/31/15
--------------------------------------------------------------------------------
Expenses Paid .           $    6.58          $    9.97          $    4.75
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.33%, 2.02%, and 0.96% for Class A, C, and Y respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

                     Pioneer Government Income Fund | Annual Report | 7/31/15 13

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Government Income Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from February 1, 2015, through July 31, 2015.

--------------------------------------------------------------------------------
 Share Class                            A             C                   Y
--------------------------------------------------------------------------------
 Beginning Account                 $1,000.00       $1,000.00           $1,000.00
 Value on 2/1/15
 Ending Account Value              $1,018.20       $1,014.78           $1,020.03
 (after expenses)
 on 7/31/15
 Expenses Paid                     $    6.66       $   10.09           $    4.81
 During Period*

* Expenses are equal to the Fund's annualized expense ratio of 1.33%, 2.02%, and 0.96% for Class A, C, and Y respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

14 Pioneer Government Income Fund | Annual Report | 7/31/15

Schedule of Investments | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            ASSET BACKED SECURITIES -- 4.1%
                            DIVERSIFIED FINANCIALS -- 4.1%
                            Other Diversified Financial Services -- 4.1%
    301,904                 Small Business Administration Participation
                            Certificates, 4.2%, 9/1/29                       $     322,022
    538,769                 Small Business Administration Participation
                            Certificates, 4.625%, 2/1/25                           572,541
    554,158                 Small Business Administration Participation
                            Certificates, 4.84%, 5/1/25                            591,991
    636,493                 Small Business Administration Participation
                            Certificates, 5.37%, 4/1/28                            709,783
    438,261                 Small Business Administration Participation
                            Certificates, 5.63%, 10/1/28                           488,504
    129,690                 Small Business Administration Participation
                            Certificates, 5.72%, 1/1/29                            146,618
    794,685                 Small Business Administration Participation
                            Certificates, 6.02%, 8/1/28                            901,921
    148,985                 Small Business Administration Participation
                            Certificates, 6.14%, 1/1/22                            162,708
    398,011                 Small Business Administration Participation
                            Certificates, 6.22%, 12/1/28                           452,768
                                                                             -------------
                                                                             $   4,348,856
                                                                             -------------
                            Total Diversified Financials                     $   4,348,856
------------------------------------------------------------------------------------------
                            TOTAL ASSET BACKED SECURITIES
                            (Cost $4,035,535)                                $   4,348,856
------------------------------------------------------------------------------------------
                            COLLATERALIZED MORTGAGE
                            OBLIGATIONS -- 13.7%
                            BANKS -- 4.2%
                            Thrifts & Mortgage Finance -- 4.2%
    897,622                 Government National Mortgage Association
                            REMICS, 3.25%, 4/16/27                           $     936,673
  1,242,383          3.17   La Hipotecaria Panamanian Mortgage
                            Trust 2010-1, Floating Rate Note,
                            9/8/39 (144A)                                        1,283,537
    280,109          3.26   La Hipotecaria Panamanian Mortgage
                            Trust 2014-1, Floating Rate Note,
                            11/24/42 (144A)                                        286,936
    574,337                 Vendee Mortgage Trust 2008-1, 5.25%, 1/15/32           637,879
  1,174,449                 Vendee Mortgage Trust 2010-1, 4.25%, 2/15/35         1,262,603
                                                                             -------------
                                                                             $   4,407,628
                                                                             -------------
                            Total Banks                                      $   4,407,628
------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 15

------------------------------------------------------------------------------------------
              Floating
Principal     Rate (b)
Amount ($)    (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            DIVERSIFIED FINANCIALS -- 1.7%
                            Other Diversified Financial Services -- 1.7%
  1,687,946                 Federal National Mortgage Association
                            REMICS, 3.0%, 6/25/23                            $   1,760,724
                                                                             -------------
                            Total Diversified Financials                     $   1,760,724
------------------------------------------------------------------------------------------
                            GOVERNMENT -- 7.8%
                            Government -- 7.8%
    131,094          0.59   Federal Home Loan Mortgage Corp. REMICS,
                            Floating Rate Note, 12/15/20                     $     131,914
    981,985          3.42   Federal National Mortgage Association
                            2004-T2, Floating Rate Note, 7/25/43                 1,020,793
     92,277                 Federal National Mortgage Association
                            REMICS, 4.5%, 6/25/29                                   99,149
  2,925,541                 Federal National Mortgage Association,
                            4.92%, 7/25/20                                       3,107,492
  1,451,380                 Government National Mortgage Association
                            REMICS, 2.1%, 2/16/48                                1,460,894
    126,088                 Government National Mortgage Association,
                            5.25%, 8/16/35                                         141,596
  2,000,000          4.65   Government National Mortgage Association,
                            Floating Rate Note, 1/16/50                          2,181,112
    162,951          0.63   Government National Mortgage Association,
                            Floating Rate Note, 12/16/29                           163,656
                                                                             -------------
                                                                             $   8,306,606
                                                                             -------------
                            Total Government                                 $   8,306,606
------------------------------------------------------------------------------------------
                            TOTAL COLLATERALIZED
                            MORTGAGE OBLIGATIONS
                            (Cost $13,966,877)                               $  14,474,958
------------------------------------------------------------------------------------------
                            CORPORATE BONDS -- 0.5%
                            DIVERSIFIED FINANCIALS -- 0.5%
                            Other Diversified Financial Services -- 0.5%
    501,785                 Helios Leasing I LLC, 2.018%, 5/29/24            $     500,487
                                                                             -------------
                            Total Diversified Financials                     $     500,487
------------------------------------------------------------------------------------------
                            TOTAL CORPORATE BONDS
                            (Cost $541,524)                                  $     500,487
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- 74.0%
    356,380                 Fannie Mae, 3.5%, 4/1/45                         $     370,185
  1,297,573                 Fannie Mae, 3.763%, 12/1/20                          1,395,797
  2,715,042                 Fannie Mae, 4.0%, 10/1/41                            2,901,082
    552,685                 Fannie Mae, 4.0%, 4/1/25                               589,720
  2,832,586                 Fannie Mae, 4.0%, 4/1/39                             3,014,282
  1,800,827                 Fannie Mae, 4.0%, 4/1/41                             1,925,533

The accompanying notes are an integral part of these financial statements.

16 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
    831,997                 Fannie Mae, 4.0%, 7/1/44                         $     886,942
     78,525                 Fannie Mae, 4.0%, 9/1/20                                82,368
     23,027                 Fannie Mae, 4.5%, 11/1/20                               24,142
  4,682,260                 Fannie Mae, 4.5%, 12/1/43                            5,146,968
    109,452                 Fannie Mae, 5.0%, 1/1/20                               117,366
    264,376                 Fannie Mae, 5.0%, 10/1/34                              287,846
  1,348,575                 Fannie Mae, 5.0%, 2/1/39                             1,495,222
    114,487                 Fannie Mae, 5.0%, 3/1/23                               123,723
    271,846                 Fannie Mae, 5.0%, 7/1/34                               295,488
     92,862                 Fannie Mae, 5.0%, 8/1/18                                97,211
     63,616                 Fannie Mae, 5.72%, 11/1/28                              72,345
     47,112                 Fannie Mae, 5.72%, 6/1/29                               53,622
     62,884                 Fannie Mae, 5.75%, 3/1/33                               71,933
     31,968                 Fannie Mae, 5.9%, 11/1/27                               36,409
     17,509                 Fannie Mae, 5.9%, 2/1/28                                17,615
     89,591                 Fannie Mae, 5.9%, 4/1/28                               102,008
    325,022                 Fannie Mae, 6.0%, 11/1/34                              371,044
     32,358                 Fannie Mae, 6.0%, 11/1/34                               36,700
     50,317                 Fannie Mae, 6.0%, 12/1/37                               57,005
     69,874                 Fannie Mae, 6.5%, 11/1/47                               78,064
    128,295                 Fannie Mae, 6.5%, 7/1/32                               149,013
    933,400                 Federal Home Loan Mortgage Corp.,
                            3.5%, 12/1/44                                          967,770
  1,189,493                 Federal Home Loan Mortgage Corp.,
                            3.5%, 4/1/45                                         1,233,293
    745,443                 Federal Home Loan Mortgage Corp.,
                            4.0%, 6/1/42                                           791,801
    110,400                 Federal Home Loan Mortgage Corp.,
                            5.0%, 10/1/38                                          121,360
    102,249                 Federal Home Loan Mortgage Corp.,
                            5.0%, 9/1/38                                           112,396
     20,387                 Federal Home Loan Mortgage Corp.,
                            5.5%, 1/1/34                                            22,765
    114,068                 Federal Home Loan Mortgage Corp.,
                            6.0%, 1/1/33                                           130,265
    140,697                 Federal Home Loan Mortgage Corp.,
                            6.0%, 1/1/38                                           158,874
     51,928                 Federal Home Loan Mortgage Corp.,
                            6.0%, 11/1/33                                           58,776
      3,336                 Federal Home Loan Mortgage Corp.,
                            6.0%, 5/1/16                                             3,384
      3,027                 Federal Home Loan Mortgage Corp.,
                            6.0%, 6/1/16                                             3,074


The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 17

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     73,160                 Federal Home Loan Mortgage Corp.,
                            6.0%, 7/1/36                                     $      82,818
     20,834                 Federal Home Loan Mortgage Corp.,
                            6.0%, 7/1/36                                            23,744
    138,495                 Federal Home Loan Mortgage Corp.,
                            6.0%, 7/1/38                                           156,370
     14,417                 Federal Home Loan Mortgage Corp.,
                            6.0%, 8/1/18                                            16,276
     10,767                 Federal Home Loan Mortgage Corp.,
                            6.5%, 5/1/31                                            12,303
     75,429                 Federal Home Loan Mortgage Corp.,
                            7.0%, 10/1/46                                           85,760
      4,226                 Federal Home Loan Mortgage Corp.,
                            7.0%, 6/1/31                                             4,240
    923,178                 Federal National Mortgage Association,
                            3.0%, 12/1/21                                          962,308
  2,000,000                 Financing Corp. Fico, 5/11/18 (c)                    1,933,442
    914,659                 Government National Mortgage Association I,
                            3.5%, 1/15/44                                          960,396
    688,668                 Government National Mortgage Association I,
                            3.5%, 1/15/45                                          719,753
    895,597                 Government National Mortgage Association I,
                            3.5%, 7/15/42                                          939,625
    600,558                 Government National Mortgage Association I,
                            4.0%, 1/15/45                                          641,964
    135,044                 Government National Mortgage Association I,
                            4.0%, 3/15/44                                          143,835
    261,701                 Government National Mortgage Association I,
                            4.0%, 7/15/41                                          279,251
    386,911                 Government National Mortgage Association I,
                            4.0%, 8/15/40                                          413,157
    133,351                 Government National Mortgage Association I,
                            4.0%, 9/15/40                                          142,137
    186,718                 Government National Mortgage Association I,
                            4.0%, 9/15/44                                          198,873
     27,943                 Government National Mortgage Association I,
                            4.5%, 12/15/19                                          29,621
     28,742                 Government National Mortgage Association I,
                            4.5%, 4/15/18                                           30,097
     74,896                 Government National Mortgage Association I,
                            4.5%, 4/15/20                                           79,396
     61,064                 Government National Mortgage Association I,
                            4.5%, 6/15/19                                           64,907
    263,510                 Government National Mortgage Association I,
                            4.5%, 6/15/25                                          280,320

The accompanying notes are an integral part of these financial statements.

18 Pioneer Government Income Fund | Annual Report | 7/31/15


------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     18,613                 Government National Mortgage Association I,
                            4.5%, 8/15/19                                    $      19,587
     77,222                 Government National Mortgage Association I,
                            5.0%, 2/15/19                                           82,336
    322,242                 Government National Mortgage Association I,
                            5.0%, 7/15/40                                          357,369
     56,334                 Government National Mortgage Association I,
                            5.5%, 1/15/29                                           63,317
     70,238                 Government National Mortgage Association I,
                            5.5%, 10/15/19                                          73,872
     81,865                 Government National Mortgage Association I,
                            5.5%, 10/15/33                                          94,017
     57,471                 Government National Mortgage Association I,
                            5.5%, 10/15/34                                          65,514
     29,799                 Government National Mortgage Association I,
                            5.5%, 4/15/19                                           31,061
     39,934                 Government National Mortgage Association I,
                            5.5%, 4/15/31                                           44,866
     23,870                 Government National Mortgage Association I,
                            5.5%, 6/15/18                                           24,744
    169,936                 Government National Mortgage Association I,
                            5.5%, 8/15/33                                          195,412
     81,528                 Government National Mortgage Association I,
                            5.5%, 9/15/33                                           92,712
     21,166                 Government National Mortgage Association I,
                            5.72%, 4/15/29                                          23,803
     19,504                 Government National Mortgage Association I,
                            6.0%, 1/15/24                                           22,254
     41,535                 Government National Mortgage Association I,
                            6.0%, 1/15/33                                           48,098
     71,192                 Government National Mortgage Association I,
                            6.0%, 1/15/33                                           82,877
      8,060                 Government National Mortgage Association I,
                            6.0%, 10/15/28                                           9,236
     19,051                 Government National Mortgage Association I,
                            6.0%, 10/15/32                                          21,525
     75,403                 Government National Mortgage Association I,
                            6.0%, 10/15/32                                          85,194
     87,915                 Government National Mortgage Association I,
                            6.0%, 10/15/34                                         101,980
     67,679                 Government National Mortgage Association I,
                            6.0%, 10/15/34                                          77,165
    180,616                 Government National Mortgage Association I,
                            6.0%, 10/15/34                                         210,104
      8,474                 Government National Mortgage Association I,
                            6.0%, 11/15/32                                           9,575

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 19

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     10,034                 Government National Mortgage Association I,
                            6.0%, 11/15/32                                   $      11,480
    144,178                 Government National Mortgage Association I,
                            6.0%, 11/15/33                                         164,868
     59,260                 Government National Mortgage Association I,
                            6.0%, 11/15/37                                          67,445
    222,596                 Government National Mortgage Association I,
                            6.0%, 12/15/23                                         251,499
    157,281                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                         178,966
    433,307                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                         501,600
    119,327                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                         138,334
     21,731                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                          25,297
     93,595                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                         106,810
    220,530                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                         251,413
     23,021                 Government National Mortgage Association I,
                            6.0%, 12/15/32                                          26,777
     86,835                 Government National Mortgage Association I,
                            6.0%, 2/15/29                                          101,012
    123,105                 Government National Mortgage Association I,
                            6.0%, 2/15/33                                          143,314
     30,365                 Government National Mortgage Association I,
                            6.0%, 2/15/33                                           34,308
    172,863                 Government National Mortgage Association I,
                            6.0%, 2/15/33                                          201,752
    103,641                 Government National Mortgage Association I,
                            6.0%, 2/15/33                                          118,698
     54,184                 Government National Mortgage Association I,
                            6.0%, 3/15/19                                           61,219
     76,913                 Government National Mortgage Association I,
                            6.0%, 3/15/33                                           86,899
     57,820                 Government National Mortgage Association I,
                            6.0%, 3/15/33                                           66,185
     46,319                 Government National Mortgage Association I,
                            6.0%, 3/15/33                                           53,849
    220,536                 Government National Mortgage Association I,
                            6.0%, 3/15/34                                          256,624
     63,783                 Government National Mortgage Association I,
                            6.0%, 4/15/28                                           74,266
     24,527                 Government National Mortgage Association I,
                            6.0%, 4/15/33                                           28,095

The accompanying notes are an integral part of these financial statements.

20 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     43,427                 Government National Mortgage Association I,
                            6.0%, 5/15/33                                    $      49,703
    116,148                 Government National Mortgage Association I,
                            6.0%, 6/15/31                                          132,446
     82,182                 Government National Mortgage Association I,
                            6.0%, 6/15/34                                           95,696
     45,781                 Government National Mortgage Association I,
                            6.0%, 8/15/34                                           52,037
    211,125                 Government National Mortgage Association I,
                            6.0%, 8/15/34                                          242,018
    127,859                 Government National Mortgage Association I,
                            6.0%, 8/15/38                                          145,739
    309,476                 Government National Mortgage Association I,
                            6.0%, 9/15/32                                          354,138
     78,608                 Government National Mortgage Association I,
                            6.0%, 9/15/32                                           89,852
     19,619                 Government National Mortgage Association I,
                            6.0%, 9/15/33                                           22,166
     31,904                 Government National Mortgage Association I,
                            6.0%, 9/15/34                                           36,608
    178,617                 Government National Mortgage Association I,
                            6.0%, 9/15/35                                          207,808
     54,750                 Government National Mortgage Association I,
                            6.5%, 1/15/32                                           62,476
     35,231                 Government National Mortgage Association I,
                            6.5%, 10/15/24                                          40,307
     26,374                 Government National Mortgage Association I,
                            6.5%, 10/15/28                                          30,337
      6,716                 Government National Mortgage Association I,
                            6.5%, 10/15/28                                           7,664
     46,562                 Government National Mortgage Association I,
                            6.5%, 11/15/31                                          53,133
     15,160                 Government National Mortgage Association I,
                            6.5%, 2/15/28                                           17,299
     26,665                 Government National Mortgage Association I,
                            6.5%, 2/15/29                                           31,052
     31,007                 Government National Mortgage Association I,
                            6.5%, 2/15/32                                           35,382
     29,558                 Government National Mortgage Association I,
                            6.5%, 2/15/32                                           35,415
     22,246                 Government National Mortgage Association I,
                            6.5%, 2/15/32                                           26,331
     10,395                 Government National Mortgage Association I,
                            6.5%, 2/15/32                                           11,862
     19,353                 Government National Mortgage Association I,
                            6.5%, 2/15/32                                           22,789

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 21

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     19,172                 Government National Mortgage Association I,
                            6.5%, 3/15/29                                     $     21,878
     91,144                 Government National Mortgage Association I,
                            6.5%, 3/15/29                                          104,006
    105,632                 Government National Mortgage Association I,
                            6.5%, 3/15/32                                          121,859
     12,065                 Government National Mortgage Association I,
                            6.5%, 4/15/17                                           12,178
     14,525                 Government National Mortgage Association I,
                            6.5%, 4/15/28                                           16,575
     81,371                 Government National Mortgage Association I,
                            6.5%, 4/15/28                                           92,854
     96,179                 Government National Mortgage Association I,
                            6.5%, 4/15/32                                          113,563
      7,858                 Government National Mortgage Association I,
                            6.5%, 4/15/32                                            8,967
     17,496                 Government National Mortgage Association I,
                            6.5%, 4/15/32                                           20,365
     50,614                 Government National Mortgage Association I,
                            6.5%, 4/15/33                                           57,762
      6,709                 Government National Mortgage Association I,
                            6.5%, 5/15/29                                            7,656
     41,284                 Government National Mortgage Association I,
                            6.5%, 5/15/31                                           47,110
     19,209                 Government National Mortgage Association I,
                            6.5%, 5/15/32                                           22,852
      8,291                 Government National Mortgage Association I,
                            6.5%, 5/15/32                                            9,606
     45,143                 Government National Mortgage Association I,
                            6.5%, 5/15/32                                           51,513
      6,237                 Government National Mortgage Association I,
                            6.5%, 5/15/32                                            7,118
     10,244                 Government National Mortgage Association I,
                            6.5%, 6/15/17                                           10,272
     12,061                 Government National Mortgage Association I,
                            6.5%, 6/15/28                                           14,084
     27,876                 Government National Mortgage Association I,
                            6.5%, 6/15/29                                           31,810
      8,409                 Government National Mortgage Association I,
                            6.5%, 6/15/31                                            9,596
     22,187                 Government National Mortgage Association I,
                            6.5%, 6/15/32                                           25,318
     17,463                 Government National Mortgage Association I,
                            6.5%, 6/15/32                                           20,053
     38,989                 Government National Mortgage Association I,
                            6.5%, 7/15/31                                           44,491

The accompanying notes are an integral part of these financial statements.

22 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     10,714                 Government National Mortgage Association I,
                            6.5%, 7/15/32                                    $      12,226
      9,380                 Government National Mortgage Association I,
                            6.5%, 7/15/32                                           10,704
     10,004                 Government National Mortgage Association I,
                            6.5%, 8/15/28                                           11,415
     36,782                 Government National Mortgage Association I,
                            6.5%, 8/15/32                                           41,973
     51,935                 Government National Mortgage Association I,
                            6.5%, 8/15/32                                           59,622
     24,174                 Government National Mortgage Association I,
                            6.5%, 9/15/31                                           27,585
     24,992                 Government National Mortgage Association I,
                            6.5%, 9/15/32                                           30,113
     45,668                 Government National Mortgage Association I,
                            6.5%, 9/15/32                                           52,201
     47,041                 Government National Mortgage Association I,
                            6.5%, 9/15/32                                           53,912
      8,400                 Government National Mortgage Association I,
                            6.75%, 4/15/26                                           9,585
     19,437                 Government National Mortgage Association I,
                            7.0%, 1/15/28                                           21,864
    144,044                 Government National Mortgage Association I,
                            7.0%, 1/15/31                                          155,097
      3,438                 Government National Mortgage Association I,
                            7.0%, 10/15/16                                           3,448
     12,871                 Government National Mortgage Association I,
                            7.0%, 11/15/26                                          14,884
     69,390                 Government National Mortgage Association I,
                            7.0%, 11/15/29                                          79,325
      8,735                 Government National Mortgage Association I,
                            7.0%, 11/15/31                                           9,075
     33,309                 Government National Mortgage Association I,
                            7.0%, 12/15/30                                          34,366
     41,446                 Government National Mortgage Association I,
                            7.0%, 12/15/30                                          42,522
     47,893                 Government National Mortgage Association I,
                            7.0%, 12/15/30                                          57,536
     27,246                 Government National Mortgage Association I,
                            7.0%, 2/15/28                                           30,465
     27,154                 Government National Mortgage Association I,
                            7.0%, 3/15/28                                           30,298
     58,941                 Government National Mortgage Association I,
                            7.0%, 3/15/32                                           66,704
     33,575                 Government National Mortgage Association I,
                            7.0%, 4/15/28                                           37,477

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 23

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     29,235                 Government National Mortgage Association I,
                            7.0%, 4/15/29                                    $      32,600
     15,464                 Government National Mortgage Association I,
                            7.0%, 4/15/31                                           16,623
     48,422                 Government National Mortgage Association I,
                            7.0%, 4/15/32                                           55,156
     68,625                 Government National Mortgage Association I,
                            7.0%, 5/15/29                                           76,744
      8,705                 Government National Mortgage Association I,
                            7.0%, 5/15/31                                            9,126
     28,550                 Government National Mortgage Association I,
                            7.0%, 6/15/27                                           33,623
      5,202                 Government National Mortgage Association I,
                            7.0%, 6/15/29                                            5,243
     36,971                 Government National Mortgage Association I,
                            7.0%, 7/15/25                                           42,469
      6,575                 Government National Mortgage Association I,
                            7.0%, 7/15/28                                            6,632
     29,934                 Government National Mortgage Association I,
                            7.0%, 7/15/28                                           33,955
     16,247                 Government National Mortgage Association I,
                            7.0%, 7/15/29                                           18,645
     28,202                 Government National Mortgage Association I,
                            7.0%, 8/15/23                                           31,083
     83,283                 Government National Mortgage Association I,
                            7.0%, 9/15/24                                           97,190
     42,292                 Government National Mortgage Association I,
                            7.0%, 9/15/31                                           47,797
     44,604                 Government National Mortgage Association I,
                            7.5%, 10/15/23                                          50,193
     57,934                 Government National Mortgage Association I,
                            7.5%, 10/15/27                                          67,250
     13,906                 Government National Mortgage Association I,
                            7.5%, 10/15/29                                          15,869
      4,557                 Government National Mortgage Association I,
                            7.5%, 12/15/25                                           4,750
     24,471                 Government National Mortgage Association I,
                            7.5%, 2/15/27                                           27,722
     16,938                 Government National Mortgage Association I,
                            7.5%, 2/15/31                                           17,699
     10,370                 Government National Mortgage Association I,
                            7.5%, 3/15/23                                           11,365
     44,616                 Government National Mortgage Association I,
                            7.5%, 3/15/27                                           54,218
      7,955                 Government National Mortgage Association I,
                            7.5%, 3/15/31                                            8,314

The accompanying notes are an integral part of these financial statements.

24 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     27,577                 Government National Mortgage Association I,
                            7.5%, 4/15/23                                    $      27,960
      1,753                 Government National Mortgage Association I,
                            7.5%, 6/15/24                                            1,825
     17,697                 Government National Mortgage Association I,
                            7.5%, 6/15/29                                           20,257
     11,510                 Government National Mortgage Association I,
                            7.5%, 8/15/25                                           11,858
      1,142                 Government National Mortgage Association I,
                            7.5%, 8/15/29                                            1,156
      2,996                 Government National Mortgage Association I,
                            7.5%, 8/15/29                                            3,081
      6,952                 Government National Mortgage Association I,
                            7.5%, 9/15/25                                            7,855
      3,889                 Government National Mortgage Association I,
                            7.5%, 9/15/25                                            3,903
     66,938                 Government National Mortgage Association I,
                            7.5%, 9/15/29                                           70,230
     38,264                 Government National Mortgage Association I,
                            8.25%, 5/15/20                                          41,897
      2,126                 Government National Mortgage Association I,
                            8.5%, 8/15/21                                            2,136
      9,510                 Government National Mortgage Association I,
                            9.0%, 1/15/20                                            9,715
      1,289                 Government National Mortgage Association I,
                            9.0%, 12/15/19                                           1,409
      2,303                 Government National Mortgage Association I,
                            9.0%, 6/15/22                                            2,416
        292                 Government National Mortgage Association I,
                            9.0%, 9/15/21                                              323
    188,396                 Government National Mortgage Association II,
                            4.0%, 10/20/44                                         200,172
     36,906                 Government National Mortgage Association II,
                            5.0%, 1/20/20                                           39,452
    101,036                 Government National Mortgage Association II,
                            5.0%, 12/20/18                                         107,172
     69,135                 Government National Mortgage Association II,
                            5.0%, 2/20/19                                           73,325
    236,588                 Government National Mortgage Association II,
                            5.5%, 10/20/37                                         265,556
     68,482                 Government National Mortgage Association II,
                            5.75%, 4/20/33                                          76,740
    155,867                 Government National Mortgage Association II,
                            5.75%, 6/20/33                                         174,652
     29,210                 Government National Mortgage Association II,
                            5.9%, 1/20/28                                           32,787

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 25

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     57,749                 Government National Mortgage Association II,
                            5.9%, 11/20/27                                   $      64,269
    109,569                 Government National Mortgage Association II,
                            5.9%, 7/20/28                                          120,922
    119,846                 Government National Mortgage Association II,
                            6.0%, 1/20/33                                          138,177
     29,103                 Government National Mortgage Association II,
                            6.0%, 10/20/31                                          33,218
    138,645                 Government National Mortgage Association II,
                            6.0%, 10/20/33                                         159,514
     44,823                 Government National Mortgage Association II,
                            6.0%, 12/20/18                                          46,616
     79,999                 Government National Mortgage Association II,
                            6.0%, 6/20/34                                           91,713
     10,766                 Government National Mortgage Association II,
                            6.0%, 7/20/17                                           11,070
     25,495                 Government National Mortgage Association II,
                            6.0%, 7/20/19                                           26,671
     90,744                 Government National Mortgage Association II,
                            6.45%, 1/20/33                                         103,538
     49,179                 Government National Mortgage Association II,
                            6.45%, 11/20/32                                         56,096
     51,209                 Government National Mortgage Association II,
                            6.45%, 7/20/32                                          58,414
     33,173                 Government National Mortgage Association II,
                            6.5%, 1/20/24                                           37,884
     56,375                 Government National Mortgage Association II,
                            6.5%, 10/20/32                                          67,889
     70,519                 Government National Mortgage Association II,
                            6.5%, 3/20/34                                           85,389
     17,833                 Government National Mortgage Association II,
                            6.5%, 4/20/31                                           21,240
     12,979                 Government National Mortgage Association II,
                            6.5%, 6/20/31                                           15,293
     61,224                 Government National Mortgage Association II,
                            6.5%, 8/20/28                                           71,987
     14,519                 Government National Mortgage Association II,
                            7.0%, 1/20/31                                           17,708
     13,255                 Government National Mortgage Association II,
                            7.0%, 11/20/31                                          15,974
      9,634                 Government National Mortgage Association II,
                            7.0%, 2/20/29                                           11,633
      6,896                 Government National Mortgage Association II,
                            7.0%, 3/20/31                                            8,430
     13,190                 Government National Mortgage Association II,
                            7.0%, 5/20/26                                           15,458

The accompanying notes are an integral part of these financial statements.

26 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)   (unaudited)                                                    Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
     27,436                 Government National Mortgage Association II,
                            7.0%, 6/20/28                                    $      32,862
     32,938                 Government National Mortgage Association II,
                            7.0%, 7/20/31                                           40,304
     26,138                 Government National Mortgage Association II,
                            7.0%, 8/20/27                                           30,928
      8,379                 Government National Mortgage Association II,
                            7.5%, 12/20/30                                          10,414
     13,766                 Government National Mortgage Association II,
                            7.5%, 5/20/30                                           15,795
      4,584                 Government National Mortgage Association II,
                            7.5%, 6/20/30                                            5,694
     14,171                 Government National Mortgage Association II,
                            7.5%, 7/20/30                                           17,519
     14,727                 Government National Mortgage Association II,
                            7.5%, 8/20/30                                           18,310
     11,819                 Government National Mortgage Association II,
                            8.0%, 3/20/30                                           14,879
     28,674                 Government National Mortgage Association II,
                            8.0%, 4/20/30                                           36,132
         56                 Government National Mortgage Association II,
                            8.0%, 5/20/25                                               63
     15,349                 Government National Mortgage Association II,
                            8.0%, 5/20/30                                           19,306
     18,023                 Government National Mortgage Association II,
                            8.0%, 6/20/30                                           22,770
      2,783                 Government National Mortgage Association II,
                            9.0%, 11/20/24                                           2,796
      2,879                 Government National Mortgage Association II,
                            9.0%, 3/20/22                                            2,878
        406                 Government National Mortgage Association II,
                            9.0%, 4/20/22                                              406
      1,610                 Government National Mortgage Association II,
                            9.0%, 9/20/21                                            1,768
    600,000                 Private Export Funding Corp., 2.25%, 12/15/17          615,118
  1,300,000                 Private Export Funding Corp., 2.8%, 5/15/22          1,323,912
  3,420,000                 Private Export Funding Corp., 4.3%, 12/15/21         3,838,256
  3,000,000                 Private Export Funding Corp., 4.375%, 3/15/19        3,308,061
  1,655,000                 Private Export Funding Corp., 5.45%, 9/15/17         1,809,327
  1,118,085                 Tennessee Valley Authority, 4.929%, 1/15/21          1,234,247
    800,000                 Tennessee Valley Authority, 5.5%, 6/15/38            1,021,658
  1,500,000                 U.S. Treasury Bonds, 3.0%, 5/15/42                   1,522,500
  2,500,000                 U.S. Treasury Bonds, 4.25%, 5/15/39                  3,114,648
  1,650,000                 U.S. Treasury Bonds, 4.5%, 5/15/38                   2,130,434

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 27

------------------------------------------------------------------------------------------
              Floating
 Principal    Rate (b)
 Amount ($)  (unaudited)                                                     Value
------------------------------------------------------------------------------------------
                            U.S. GOVERNMENT AND AGENCY
                            OBLIGATIONS -- (continued)
  2,503,775                 U.S. Treasury Inflation Indexed Bonds,
                            0.125%, 7/15/24                                  $   2,431,596
    465,000          0.12   U.S. Treasury Note, Floating Rate
                            Note, 7/31/16                                          465,094
  3,000,000                 U.S. Treasury Notes, 0.625%, 5/31/17                 2,998,827
  5,200,000                 U.S. Treasury Notes, 1.875%, 8/31/17                 5,324,706
  3,500,000                 U.S. Treasury Notes, 2.625%, 11/15/20                3,669,533
------------------------------------------------------------------------------------------
                            TOTAL U.S. GOVERNMENT AND
                            AGENCY OBLIGATIONS
                            (Cost $75,195,130)                               $  78,257,440
------------------------------------------------------------------------------------------
                            FOREIGN GOVERNMENT BONDS -- 5.8%
  3,000,000                 Israel Government AID Bond, 5.5%, 4/26/24        $   3,676,848
  2,000,000                 Israel Government AID Bond, 5.5%, 9/18/23            2,436,186
------------------------------------------------------------------------------------------
                            TOTAL FOREIGN GOVERNMENT BONDS
                            (Cost $5,856,680)                                $   6,113,034
------------------------------------------------------------------------------------------
                            MUNICIPAL BONDS -- 0.6% (d)
                            Municipal General -- 0.3%
     125,000                Virginia Commonwealth Transportation Board,
                            4.0%, 5/15/31                                    $     131,624
     125,000                Virginia Commonwealth Transportation Board,
                            4.0%, 5/15/32                                          131,136
                                                                             -------------
                                                                             $     262,760
------------------------------------------------------------------------------------------
                            Higher Municipal Education -- 0.1%
     100,000                New Jersey Educational Facilities Authority,
                            4.0%, 7/1/45                                     $     104,242
------------------------------------------------------------------------------------------
                            Municipal School District -- 0.1%
     100,000                Frisco Independent School District, 4.0%,
                            8/15/40 (e)                                      $     101,988
      50,000                Frisco Independent School District, 4.0%,
                            8/15/45 (e)                                             50,793
                                                                             -------------
                                                                             $     257,023
------------------------------------------------------------------------------------------
                            Municipal Obligation -- 0.1%
     150,000                State of Texas, 4.0%, 10/1/44 (e)                $     154,881
------------------------------------------------------------------------------------------
                            TOTAL MUNICIPAL BONDS
                            (Cost $671,430)                                  $     674,664
------------------------------------------------------------------------------------------
                            TOTAL INVESTMENT IN SECURITIES -- 98.7%
                            (Cost $100,267,176) (a)                          $ 104,369,439
------------------------------------------------------------------------------------------
                            OTHER ASSETS & LIABILITIES -- 1.3%               $   1,421,190
------------------------------------------------------------------------------------------

                            TOTAL NET ASSETS -- 100.0%                       $ 105,790,629
==========================================================================================

The accompanying notes are an integral part of these financial statements.

28 Pioneer Government Income Fund | Annual Report | 7/31/15

(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At July 31, 2015, the value of these securities amounted to $1,570,473 or 1.5% of total net assets.

REMICS      Real estate mortgage investment conduits.

(a) At July 31, 2015, the net unrealized appreciation on investments based on cost for federal income tax purposes of $100,483,012 was as follows:

              Aggregate gross unrealized appreciation for all investments in which
                there is an excess of value over tax cost                            $4,341,580
              Aggregate gross unrealized depreciation for all investments in which
                there is an excess of tax cost over value                              (455,153)
                                                                                     ----------
              Net unrealized appreciation                                            $3,886,427
                                                                                     ==========

(b) Debt obligation with a variable interest rate. Rate shown is rate at end of period.

(c) Security issued with a zero coupon. Income is recognized through accretion of discount.

(d)         Consists of Revenue Bonds unless otherwise indicated.

(e)         Represents a General Obligation Bond.

Purchases and sales of securities (excluding temporary cash investments) for the year ended July 31, 2015 aggregated $29,682,955 and $39,112,663, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

      Level 1 - quoted prices in active markets for identical securities.

      Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

      Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services or broker-dealers) as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of July 31, 2015, in valuing the Fund's assets:

---------------------------------------------------------------------------------------------
                                           Level 1   Level 2         Level 3    Total
---------------------------------------------------------------------------------------------
Asset Backed Securities                    $    --   $  4,348,856    $     --   $  4,348,856
Collateralized Mortgage Obligations             --     14,474,958          --     14,474,958
Corporate Bonds                                 --        500,487          --        500,487
U.S. Government and
   Agency Obligations                           --     78,257,440          --     78,257,440
Foreign Government Bonds                        --      6,113,034          --      6,113,034
Municipal Bonds                                 --        674,664          --        674,664
---------------------------------------------------------------------------------------------
Total                                      $    --   $104,369,439    $     --   $104,369,439
=============================================================================================
Other Financial Instruments
Net unrealized appreciation on
   futures contracts                       $86,203   $         --    $     --   $     86,203
---------------------------------------------------------------------------------------------
Total Other Financial Instruments          $86,203   $         --    $     --   $     86,203
=============================================================================================

During the year ended July 31, 2015, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 29

The following is a summary of the fair valuation of certain Fund's assets and liabilities as of July 31, 2015.

---------------------------------------------------------------------------------------------
                                            Level 1       Level 2      Level 3      Total
---------------------------------------------------------------------------------------------
Assets:
Futures collateral                          $     --      $286,270     $    --      $286,270
Liabilities:
Variation margin for futures contracts       (52,687)           --          --       (52,687)
---------------------------------------------------------------------------------------------
Total                                       $(52,687)     $286,270     $    --      $233,583
=============================================================================================

The accompanying notes are an integral part of these financial statements.

30 Pioneer Government Income Fund | Annual Report | 7/31/15

Statement of Assets and Liabilities | 7/31/15

ASSETS:
  Investment in securities (cost $100,267,176)                               $104,369,439
  Cash                                                                            704,686
  Futures collateral                                                              286,270
  Receivables --
     Fund shares sold                                                              32,367
     Interest                                                                     587,583
  Net unrealized appreciation on futures contracts                                 86,203
  Other assets                                                                     66,986
------------------------------------------------------------------------------------------
        Total assets                                                         $106,133,534
==========================================================================================
LIABILITIES:
   Payables --
      Fund shares repurchased                                                $    137,975
      Trustee fees                                                                    706
   Variation margin                                                                52,687
   Due to affiliates                                                               44,975
   Accrued expenses                                                               106,562
------------------------------------------------------------------------------------------
          Total liabilities                                                  $    342,905
==========================================================================================
NET ASSETS:
  Paid-in capital                                                            $111,355,402
  Distributions in excess of net investment income                               (176,497)
  Accumulated net realized loss on investments and futures contracts           (9,576,742)
  Net unrealized appreciation on investments                                    4,102,263
  Net unrealized appreciation on futures contracts                                 86,203
------------------------------------------------------------------------------------------
         Total net assets                                                    $105,790,629
==========================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $89,273,118/9,508,510 shares)                           $        9.39
   Class C (based on $12,043,067/1,282,279 shares)                           $        9.39
   Class Y (based on $4,474,444/476,122 shares)                              $        9.40
MAXIMUM OFFERING PRICE:
   Class A ($9.39 (divided by) 95.5%)                                        $        9.83
==========================================================================================

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 31

Statement of Operations
For the Year Ended 7/31/15

INVESTMENT INCOME:
   Interest                                                          $3,431,064
---------------------------------------------------------------------------------------------
         Total investment income                                                   $3,431,064
---------------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                                    $  556,947
  Transfer agent fees and expenses
     Class A                                                            134,438
     Class B*                                                             4,455
     Class C                                                             12,662
     Class Y                                                                738
  Distribution fees
     Class A                                                            230,421
     Class B*                                                             6,385
     Class C                                                            134,482
  Shareholder communications expense                                    143,706
  Administrative reimbursement                                           48,479
  Custodian fees                                                         40,255
  Registration fees                                                      61,375
  Professional fees                                                      67,777
  Printing expense                                                       31,599
  Fees and expenses of nonaffiliated Trustees                             6,796
  Pricing fees                                                           41,661
  Miscellaneous                                                          39,762
---------------------------------------------------------------------------------------------
         Total expenses                                                            $1,561,938
=============================================================================================
            Net investment income                                                  $1,869,126
---------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS AND FUTURES CONTRACTS:
   Net realized gain (loss) on:
     Investments                                                     $  209,984
     Futures contracts                                                 (672,887)   $ (462,903)
---------------------------------------------------------------------------------------------
   Change in net unrealized appreciation (depreciation) on:
     Investments                                                     $  519,863
     Futures contracts                                                  (21,313)   $  498,550
---------------------------------------------------------------------------------------------
   Net gain on investments and futures contracts                                   $   35,647
---------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations                            $1,904,773
=============================================================================================

* Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

32 Pioneer Government Income Fund | Annual Report | 7/31/15

Statements of Changes in Net Assets

--------------------------------------------------------------------------------------------
                                                               Year Ended       Year Ended
                                                               7/31/15          7/31/14
--------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                           $   1,869,126   $  3,357,783
Net realized loss on investments and futures contracts               (462,903)    (4,775,069)
Change in net unrealized appreciation (depreciation)
  on investments and futures contracts                                498,550      3,858,890
--------------------------------------------------------------------------------------------
      Net increase in net assets resulting from operations      $   1,904,773   $  2,441,604
--------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
      Class A ($0.20 and $0.44 per share, respectively)         $  (1,974,181)  $ (4,602,730)
      Class B* ($0.03 and $0.34 per share, respectively)               (6,643)      (107,545)
      Class C ($0.13 and $0.38 per share, respectively)              (189,668)      (623,375)
      Class Y ($0.23 and $0.48 per share, respectively)              (127,229)      (523,818)
--------------------------------------------------------------------------------------------
         Total distributions to shareowners                     $  (2,297,721)  $ (5,857,468)
--------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale or exchange of shares                    $  23,282,963   $ 19,165,020
Reinvestment of distributions                                       2,212,993      4,972,391
Cost of shares repurchased                                        (36,408,126)   (49,877,652)
--------------------------------------------------------------------------------------------
       Net decrease in net assets resulting from
          Fund share transactions                               $ (10,912,170)  $(25,740,241)
--------------------------------------------------------------------------------------------
       Net decrease in net assets                               $ (11,305,118)  $(29,156,105)
NET ASSETS:
Beginning of year                                                 117,095,747    146,251,852
--------------------------------------------------------------------------------------------
End of year                                                     $ 105,790,629   $117,095,747
--------------------------------------------------------------------------------------------
Distributions in excess of net investment income                $    (176,497)  $   (379,204)
============================================================================================

* Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 33

------------------------------------------------------------------------------------------------
                                       ' 15 Shares    '15 Amount     '14 Shares    '14 Amount
------------------------------------------------------------------------------------------------
Class A
Shares sold                              1,885,188    $ 17,800,006     1,314,683   $ 12,471,203
Reinvestment of distributions              206,177       1,947,677       424,193      4,016,128
Less shares repurchased                 (2,231,395)    (21,057,191)   (3,363,699)   (32,033,970)
------------------------------------------------------------------------------------------------
      Net decrease                        (140,030)   $ (1,309,508)   (1,624,823)  $(15,546,639)
================================================================================================
Class B*
Shares sold or exchanged                        81    $      2,319         1,307   $     13,715
Reinvestment of distributions                  797           6,643        10,129         95,816
Less shares repurchased                   (251,008)     (2,362,723)     (165,758)    (1,579,633)
------------------------------------------------------------------------------------------------
      Net decrease                        (250,130)   $ (2,353,761)     (154,322)  $ (1,470,102)
================================================================================================
Class C
Shares sold                                396,429    $  3,747,195       223,502   $  2,128,412
Reinvestment of distributions               13,912         131,444        40,663        384,816
Less shares repurchased                   (569,714)     (5,384,080)     (809,347)    (7,710,044)
------------------------------------------------------------------------------------------------
      Net decrease                        (159,373)   $ (1,505,441)     (545,182)  $ (5,196,816)
================================================================================================
Class Y
Shares sold                                182,373    $  1,733,443       479,348   $  4,551,690
Reinvestment of distributions               14,620         127,229        50,177        475,631
Less shares repurchased                   (804,736)     (7,604,132)     (897,536)    (8,554,005)
------------------------------------------------------------------------------------------------
      Net decrease                        (607,743)   $ (5,743,460)     (368,011)  $ (3,526,684)
================================================================================================

* Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

34 Pioneer Government Income Fund | Annual Report | 7/31/15

Financial Highlights
------------------------------------------------------------------------------------------------------------------
                                                              Year      Year      Year        Year       Year
                                                              Ended     Ended     Ended       Ended      Ended
                                                              7/31/15   7/31/14   7/31/13     7/31/12    7/31/11
------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                          $  9.42   $  9.67   $  10.33    $  10.07   $  10.15
------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                               $  0.16   $  0.26   $   0.38    $   0.27   $   0.32
   Net realized and unrealized gain (loss) on investments        0.01     (0.07)     (0.69)       0.33      (0.03)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  0.17   $  0.19   $  (0.31)   $   0.60   $   0.29
------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                      $ (0.20)  $ (0.44)  $  (0.35)   $  (0.34)  $  (0.37)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $ (0.03)  $ (0.25)  $  (0.66)   $   0.26   $  (0.08)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $  9.39   $  9.42   $   9.67    $  10.33   $  10.07
===================================================================================================================
Total return*                                                    1.83%     2.07%     (3.04)%      6.03%      2.95%
Ratio of net expenses to average net assets                      1.33%     1.28%      1.22%       1.14%      1.17%
Ratio of net investment income (loss) to average net assets      1.75%     2.70%      3.72%       2.57%      3.29%
Portfolio turnover rate                                            27%       16%        19%         67%        19%
Net assets, end of period (in thousands)                      $89,273   $90,932   $109,054    $152,020   $131,758
===================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

The accompanying notes are an integral part of these financial statements.

                    Pioneer Government Income Fund | Annual Report | 7/31/15 35

----------------------------------------------------------------------------------------------------------------
                                                             Year        Year      Year       Year      Year
                                                             Ended       Ended     Ended      Ended     Ended
                                                             7/31/15     7/31/14   7/31/13    7/31/12   7/31/11
----------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                         $  9.42     $  9.68   $ 10.34    $ 10.08   $ 10.15
----------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $  0.10     $  0.20   $  0.32    $  0.22   $  0.25
   Net realized and unrealized gain (loss) on investments       0.00(a)    (0.08)    (0.69)      0.31     (0.02)
----------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  0.10     $  0.12   $ (0.37)   $  0.53   $  0.23
----------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.13)    $ (0.38)  $ (0.29)   $ (0.27)  $ (0.30)
----------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $ (0.03)    $ (0.26)  $ (0.66)   $  0.26   $ (0.07)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $  9.39     $  9.42   $  9.68    $ 10.34   $ 10.08
================================================================================================================
Total return*                                                   1.09%       1.24%    (3.68)%     5.29%     2.32%
Ratio of net expenses to average net assets                     2.02%       2.02%     1.90%      1.83%     1.87%
Ratio of net investment income (loss) to average net assets     1.06%       1.98%     3.10%      1.73%     2.61%
Portfolio turnover rate                                           27%         16%       19%        67%       19%
Net assets, end of period (in thousands)                     $12,043     $13,586   $19,225    $50,230   $26,113
================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

(a)  Amount rounds to less than $0.01 or $(0.01) per share.

The accompanying notes are an integral part of these financial statements.

36 Pioneer Government Income Fund | Annual Report | 7/31/15

------------------------------------------------------------------------------------------------------------------
                                                               Year       Year       Year       Year      Year
                                                               Ended      Ended      Ended      Ended     Ended
                                                               7/31/15    7/31/14    7/31/13    7/31/12   7/31/11
------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                           $  9.43    $  9.68    $ 10.34    $ 10.07   $ 10.16
------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                                $  0.16    $  0.33    $  0.39    $  0.33   $  0.36
   Net realized and unrealized gain (loss) on investments         0.04      (0.10)     (0.65)      0.32     (0.03)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations             $  0.20    $  0.23    $ (0.26)   $  0.65   $  0.33
------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                       $ (0.23)   $ (0.48)   $ (0.40)   $ (0.38)  $ (0.42)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                     $ (0.03)   $ (0.25)   $ (0.66)   $  0.27   $ (0.09)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                 $  9.40    $  9.43    $  9.68    $ 10.34   $ 10.07
==================================================================================================================
Total return*                                                     2.17%      2.48%     (2.65)%     6.56%     3.32%
Ratio of net expenses to average net assets                       0.96%      0.92%      0.85%      0.74%     0.69%
Ratio of net investment income (loss) to average net assets       2.11%      3.03%      3.80%      2.83%     3.85%
Portfolio turnover rate                                             27%        16%        19%        67%       19%
Net assets, end of period (in thousands)                       $ 4,474    $10,219    $14,057    $13,092   $ 6,496
==================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 37

Notes to Financial Statements | 7/31/15

1. Organization and Significant Accounting Policies

Pioneer Government Income Fund (the Fund) is one of three portfolios comprising Pioneer Series Trust IV, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's investment objective is to seek current income as is consistent with preservation of capital.

The Fund offers three classes of shares designated as Class A, Class C and Class Y shares. Class C shares were first publicly offered on September 23, 2005. The Fund ceased to offer Class B shares on November 10, 2014. Class B shares were converted to Class A shares as of the close of business on November 10, 2014. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board of Trustees the flexibility to specify either per-share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per-share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

38 Pioneer Government Income Fund | Annual Report | 7/31/15

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. Fixed income securities are valued at prices supplied by independent pricing services, which consider such factors as market prices, market events, quotations from one or more brokers, Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Shares of money market mutual funds are valued at such funds' net asset value. Cash may include overnight time deposits at approved financial institutions.

     Securities for which independent pricing services are unable to supply prices or for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by a fair valuation team comprised of certain personnel of Pioneer Investment Management, Inc.
     (PIM), the Fund's investment adviser, pursuant to procedures adopted by the Fund's Board of Trustees. PIM's fair valuation team uses fair value methods approved by the Valuation Committee of the Board of Trustees. PIM's fair valuation team is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee of the Board of Trustees.

     Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material.

     At July 31, 2015, there were no securities that were valued using fair value methods (other than securities valued using prices supplied by independent pricing services or broker-dealers).

                     Pioneer Government Income Fund | Annual Report | 7/31/15 39

B.   Investment Income and Transactions

     Principal amounts of mortgage-backed securities are adjusted for monthly paydowns. Premiums and discounts related to certain mortgage-backed securities are amortized or accreted in proportion to the monthly paydowns. All discounts/premiums on purchase prices of debt securities are accreted/amortized for financial reporting purposes over the life of the respective securities, and such accretion/amortization is included in interest income. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of July 31, 2015, the Fund did not accrue any interest or penalties with respect to uncertain tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax returns filed within the prior three years remain subject to examination by Federal and State tax authorities.

     The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. generally accepted accounting principles. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences. At July 31, 2015, the Fund reclassified $2,465,526 to decrease paid in capital, $631,302 to decrease undistributed net investment loss, and $1,834,224 to decrease accumulated net realized loss on investments and future contracts to reflect permanent book/tax differences. These adjustments have no impact on net assets or the results of operations.

40 Pioneer Government Income Fund | Annual Report | 7/31/15

     At July 31, 2015, the Fund was permitted to carry forward indefinitely $844,011 of short-term losses and $5,845,546 of long-term losses under the Regulated Investment Company Modernization Act of 2010 without limitation. Additionally, at July 31, 2015, the Fund had a net capital loss carryforward of $2,793,238 of which the amount will expire in 2016 if not utilized.

     During the year ended July 31, 2015, a capital loss carryforward of $2,465,526 was utilized to offset net realized gains by the fund.

     The tax character of distributions paid during the year ended July 31, 2015 and July 31, 2014 was as follows:

     --------------------------------------------------------------------------------
                                                    2015                  2014
     --------------------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                                $2,297,721             $5,857,468
     --------------------------------------------------------------------------------
          Total                                     $2,297,721             $5,857,468
     ================================================================================

     The following shows the components of distributable earnings on a federal income tax basis at July 31, 2015:

     --------------------------------------------------------------------------------
                                                                                 2015
     --------------------------------------------------------------------------------
     Distributable earnings:
     Undistributed ordinary income                                      $     31,595
     Capital loss carryforward                                            (9,482,795)
     Net unrealized appreciation                                           3,886,427
     --------------------------------------------------------------------------------
          Total                                                         $ (5,564,773)
     ================================================================================

     The difference between book-basis and tax-basis net unrealized appreciation is attributable to the tax deferral of losses on wash sales, the tax treatment of premium and amortization and the mark-to-market on futures contracts.

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $5,552 in underwriting commissions on the sale of Class A shares during the year ended July 31, 2015.

E.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 41

     Distribution fees are calculated based on the average daily net asset value attributable to Class A and Class C shares of the Fund, respectively (see
     Note 4). Class Y shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class C and Class Y shares can reflect different transfer agent and distribution expense rates.

F.   Risks

     The Fund may invest in mortgage-backed securities, which during times of fluctuating interest rates may increase or decrease more than other fixed-income securities. Mortgage-backed securities are also subject to prepayments. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

G.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price. At July 31, 2015, the Fund had no open repurchase agreements.

H.   Futures Contracts

     The Fund may enter into futures transactions in order to attempt to hedge against changes in interest rates, securities prices and currency rates or to seek to increase total return. Futures contracts are types of derivatives. All futures contracts entered into by the Fund are traded on a futures exchange. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. The amount of cash deposited with the broker as collateral at July 31, 2015 was $286,270. Subsequent payments for futures contracts ("variation margin") are paid or

42 Pioneer Government Income Fund | Annual Report | 7/31/15 received by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized appreciation or depreciation. When the contract is closed, the Fund realizes a gain or loss equal to the difference between the opening and closing value of the contract. The use of futures contracts involves, to varying degrees, elements of market, interest rate, currency exchange rates and counterparty risks, which may exceed the amounts recognized by the Fund. Changes in value of the contracts may not directly correlate to the changes in value of the underlying securities. The average value of contracts open for the year ended July 31, 2015 was $(9,931,887).

     At July 31, 2015, open futures contracts were as follows.

-----------------------------------------------------------------------------------------
                             Number of                                     Unrealized
                             Contracts      Settlement                     Appreciation/
Type                         Long/(Short)   Month/Year   Value             (Depreciation)
-----------------------------------------------------------------------------------------
US Long Bond (CBT)           (71)           9/15         $ (11,071,563)    $ (118,703)
US 10 Year Note (CBT)        (47)           9/15            (5,989,562)       (15,422)
US 5 Year Note (CBT)         (10)           9/15            (1,198,437)        (5,703)
US 2 Year Note (CBT)          17            9/15             3,724,062          8,500
US Ultra Bond (CBT)           46            9/15             7,338,437        217,531
-----------------------------------------------------------------------------------------
   Total                                                 $  (7,197,063)    $   86,203
-----------------------------------------------------------------------------------------

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.50% of the Fund's average daily net assets up to $1 billion and 0.45% on assets over $1 billion. For the year ended July 31, 2015, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.50% of the Fund's average daily net assets.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $3,027 in management fees, administrative costs and certain other reimbursements payable to PIM at July 31, 2015.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 43

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended July 31, 2015, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
 Shareholder Communications:
--------------------------------------------------------------------------------
 Class A                                                                $117,709
 Class B                                                                   2,278
 Class C                                                                  16,332
 Class Y                                                                   7,387
--------------------------------------------------------------------------------
     Total                                                              $143,706
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $40,059 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at July 31, 2015. 4. Distribution Plan

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class C shares. The fee for Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,889 in distribution fees payable to PFD at July 31, 2015.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Redemptions of Class C shares within 12 months of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class Y shares. Proceeds from the CDSCs are paid to PFD. For the year ended July 31, 2015, CDSCs in the amount of $1,571 were paid to PFD.

44 Pioneer Government Income Fund | Annual Report | 7/31/15

5.   Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS, which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended July 31, 2015, the Fund's expenses were not reduced under such arrangements.

6.   Additional Disclosures about Derivative Instruments and Hedging Activities:
     Values of derivative instruments as of July 31, 2015 were as follows:

----------------------------------------------------------------------------------------------------
 Derivatives Not
 Accounted for as              Asset Derivatives                Liabilities Derivatives
 Hedging Instruments           ---------------------------------------------------------------------
 Under Accounting              Statement of           Value     Statement of              Value
 Standards Codification        Assets and Liabilities           Assets and Liabilities
 (ASC) 815                     Location                         Location
----------------------------------------------------------------------------------------------------
 Futures contracts             Net unrealized                   Net unrealized
                               appreciation on                  depreciation on
                               futures contracts      $86,203   futures contracts         $       --
----------------------------------------------------------------------------------------------------
 Total                                                $86,203                             $       --
====================================================================================================

The effect of derivative instruments on the Statement of Operations for the year ended July 31, 2015 was as follows:

----------------------------------------------------------------------------------------------------
                                                                                   Change in
 Derivatives Not                                                                    Unrealized
 Accounted for as                                                    Realized       Appreciation/
 Hedging Instruments                                                 Gain/(Loss)    (Depreciation)
 Under Accounting          Location of Gain/(Loss)                   on Derivatives on Derivatives
 Standards Codification    on Derivatives Recognized                 Recognized     Recognized
 (ASC) 815                 in Income                                 in Income      in Income
----------------------------------------------------------------------------------------------------
 Futures contracts         Net realized gain (loss) on
                           futures contracts                         $(672,887)

 Futures contracts         Change in net unrealized appreciation
                           (depreciation) on futures contracts                      $(21,313)

7. Conversion of Class B Shares

As of the close of business on November 10, 2014, all outstanding Class B shares of the Fund were converted to Class A shares.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 45

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust IV and the Shareowners of Pioneer Government Income Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Government Income Fund (the "Fund"), one of the portfolios constituting Pioneer Series Trust IV (the "Trust"), including the schedule of investments, as of July 31, 2015, and the related statement of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the years ended July 31, 2013, 2012, and 2011 were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements and financial highlights in their report dated September 24, 2013.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2015, by correspondence with the custodian, brokers and agent banks; where replies were not received from brokers and agent banks, we performed other auditing procedures. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Government Income Fund as of July 31, 2015, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 24, 2015

46 Pioneer Government Income Fund | Annual Report | 7/31/15

ADDITIONAL INFORMATION (unaudited)

The percentage of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income was 92.1%.

PIM, the Fund's investment adviser, is currently an indirect, wholly-owned subsidiary of UniCredit. On April 23, 2015, UniCredit announced that it signed a preliminary and exclusive agreement with Banco Santander and affiliates of Warburg Pincus and General Atlantic (the "Private Equity Firms") with respect to Pioneer Investments ("Pioneer") and Santander Asset Management ("SAM") (the "Transaction").

The Transaction, as described in the UniCredit announcement, will entail the establishment of a holding company, with the name Pioneer Investments, to be owned by UniCredit (50%) and the Private Equity Firms (50% between them). The holding company will control Pioneer's U.S. operations, including the Adviser. The holding company also will own 66.7% of Pioneer's and SAM's combined operations outside the U.S., while Banco Santander will own directly the remaining 33.3% stake. The completion of the Transaction is subject to the signing of a definitive agreement, as well as certain regulatory and corporate approvals, and other conditions.

Under the Investment Company Act of 1940, completion of the Transaction will cause the Fund's investment advisory agreement with the Adviser to terminate. In connection with the Transaction, the Fund's Board of Trustees will be asked to approve a new investment advisory agreement for the Fund. If approved by the Board, the Fund's new investment advisory agreement will be submitted to the shareholders of the Fund for their approval.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 47

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Deloitte & Touche LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Morgan, Lewis & Bockius LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and officers are listed below, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a Trustee of each of the 51 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

48 Pioneer Government Income Fund | Annual Report | 7/31/15

Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and               Term of Office and                                                     Other Directorships
Position Held with the Fund Length of Service   Principal Occupation                               Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (64)        Trustee since       Private investor (2004 - 2008 and 2013 -           Director, Broadridge Financial
Chairman of the Board and   2006. Serves until  present); Chairman (2008 - 2013) and Chief         Solutions, Inc. (investor
Trustee                     a successor         Executive Officer (2008 - 2012), Quadriserv, Inc.  communications and securities
                            trustee is elected  (technology products for securities lending        processing provider for
                            or earlier          industry); and Senior Executive Vice President,    financial services industry)
                            retirement or       The Bank of New York (financial and securities     (2009 - present); Director,
                            removal.            services) (1986 - 2004)                            Quadriserv, Inc. (2005 -
                                                                                                   2013); and Commissioner, New
                                                                                                   Jersey State Civil Service
                                                                                                   Commission (2011 - present)
------------------------------------------------------------------------------------------------------------------------------------
David R. Bock (71)          Trustee since       Managing Partner, Federal City Capital Advisors    Director of New York Mortgage
Trustee                     2005. Serves until  (corporate advisory services company) (1997 -      Trust(publicly-traded mortgage
                            a successor         2004 and 2008 - present); Interim Chief Executive  REIT) (2004 - 2009, 2012 -
                            trustee is elected  Officer, Oxford Analytica, Inc. (privately-held    present); Director of The
                            or earlier          research and consulting company) (2010); Executive Swiss Helvetia Fund, Inc.
                            retirement or       Vice President and Chief Financial Officer,        (closed-end fund) (2010 -
                            removal.            I-trax, Inc. (publicly traded health care          present); Director of Oxford
                                                services company) (2004 - 2007); and Executive     Analytica, Inc. (2008 -
                                                Vice President and Chief Financial Officer,        present); and Director of
                                                Pedestal Inc. (internet-based mortgage trading     Enterprise Community
                                                company) (2000 - 2002); Private consultant (1995   Investment, Inc.
                                                - 1997), Managing Director,                        (privately-held affordable
                                                Lehman Brothers (investment banking firm) (1992 -  housing finance company) (1985
                                                1995); and Executive, The World Bank (1979 -       - 2010)
                                                1992)
------------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (70)   Trustee since       William Joseph Maier Professor of Political        Trustee, Mellon Institutional
Trustee                     2008. Serves until  Economy, Harvard University (1972 - present)       Funds Investment Trust and
                            a successor                                                            Mellon Institutional Funds
                            trustee is elected                                                     Master Portfolio (oversaw 17
                            or earlier                                                             portfolios in fund complex)
                            retirement or                                                          (1989-2008)
                            removal.
------------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Government Income Fund | Annual Report | 7/31/15 49

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and               Term of Office and                                                     Other Directorships Held by
Position Held with the Fund Length of Service   Principal Occupation                               Trustee
------------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (68)   Trustee since       Founding Director, Vice President and Corporate    None
Trustee                     2005. Serves until  Secretary, The Winthrop Group, Inc. (consulting
                            a successor         firm) (1982 - present); Desautels Faculty of
                            trustee is elected  Management, McGill University (1999 - present);
                            or earlier          and Manager of Research Operations and
                            retirement or       Organizational Learning, Xerox PARC, Xerox's
                            removal.            advance research center (1990 - 1994)
------------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (67)    Trustee since       President and Chief Executive Officer, Newbury,    Director of New America High
Trustee                     2005. Serves until  Piret & Company, Inc. (investment banking firm)    Income Fund, Inc. (closed-end
                            a successor         (1981 - present)                                   investment company) (2004 -
                            trustee is elected                                                     present); and Member, Board of
                            or earlier                                                             Governors, Investment Company
                            retirement or                                                          Institute (2000 - 2006)
                            removal.
------------------------------------------------------------------------------------------------------------------------------------
Fred J. Ricciardi (68)      Trustee since       Consultant (investment company services) (2012 -   None
Trustee                     2014. Serves until  present); Executive Vice President, BNY Mellon
                            a successor         (financial and investment company services) (1969
                            trustee is elected  -2012); Director, BNY International Financing
                            or earlier          Corp. (financial services) (2002 - 2012); and
                            retirement or       Director, Mellon Overseas Investment Corp.
                            removal.            (financial services) (2009 - 2012)
------------------------------------------------------------------------------------------------------------------------------------

50 Pioneer Government Income Fund | Annual Report | 7/31/15

Interested Trustee

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                               Other Directorships
Position Held with the Fund  Length of Service      Principal Occupation                                      Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Kenneth J. Taubes (57)*      Trustee since 2014.    Director and Executive Vice President (since 2008) and    None
Trustee                      Serves until a         Chief Investment Officer, U.S. (since 2010) of PIM-USA;
                             successor trustee is   Executive Vice President of Pioneer (since 2008);
                             elected or earlier     Executive Vice President of Pioneer Institutional Asset
                             retirement or          Management, Inc. (since 2009); and Portfolio Manager of
                             removal.               Pioneer (since 1999)
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Taubes is an Interested Trustee because he is an officer of the Fund's investment adviser and certain of its affiliates.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 51

Advisory Trustee

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and               Term of Office and                                                             Other Directorships
Position Held with the Fund Length of Service      Principal Occupation                                    Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Lorraine Monchak (59)**     Advisory Trustee       Chief Investment Officer, 1199 SEIU Funds (healthcare   None
Advisory Trustee            since 2014.            workers union pension funds) (2001 - present); Vice
                                                   President - International Investments Group, American
                                                   International Group, Inc. (insurance company) (1993 -
                                                   2001); Vice President Corporate Finance and Treasury
                                                   Group, Citibank, N.A. (1980 - 1986 and 1990 - 1993);
                                                   Vice President - Asset/Liability Management Group,
                                                   Federal Farm Funding Corporation (government-sponsored
                                                   issuer of debt securities) (1988 - 1990); Mortgage
                                                   Strategies Group, Shearson Lehman Hutton, Inc.
                                                   (investment bank) (1987 - 1988); and Mortgage
                                                   Strategies Group, Drexel Burnham Lambert, Ltd.
                                                   (investment bank) (1986 - 1987)
------------------------------------------------------------------------------------------------------------------------------------

**   Ms. Monchak is a non-voting advisory trustee.

52 Pioneer Government Income Fund | Annual Report | 7/31/15

Fund Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and               Term of Office and                                                                Other Directorships
Position Held with the Fund Length of Service      Principal Occupation                                       Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Lisa M. Jones (53)          Since 2014. Serves at  Chair, Director, CEO and President of Pioneer              None
President and Chief         the discretion of the  Investment Management-USA (since September 2014);
Executive Officer           Board.                 Chair, Director, CEO and President of Pioneer
                                                   Investment Management, Inc. (since September 2014);
                                                   Chair, Director, CEO and President of Pioneer Funds
                                                   Distributor, Inc. (since September 2014); Chair,
                                                   Director, CEO and President of Pioneer Institutional
                                                   Asset Management, Inc. (since September 2014); and
                                                   Chair, Director, and CEO of Pioneer Investment
                                                   Management Shareholder Services, Inc. (since September
                                                   2014); Managing Director, Morgan Stanley Investment
                                                   Management (2010 - 2013); and Director of Institutional
                                                   Business, CEO of International, Eaton Vance Management
                                                   (2005 - 2010)
------------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (50)  Since 2005. Serves at  Vice President and Associate General Counsel of Pioneer    None
Secretary and Chief Legal   the discretion of the  since January 2008; Secretary and Chief Legal Officer of
Officer                     Board.                 all of the Pioneer Funds since June 2010; Assistant
                                                   Secretary of all of the Pioneer Funds from September
                                                   2003 to May 2010; and Vice President and Senior Counsel
                                                   of Pioneer from July 2002 to December 2007
------------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (54)      Since 2010. Serves at  Fund Governance Director of Pioneer since December 2006    None
Assistant Secretary         the discretion of the  and Assistant Secretary of all the Pioneer Funds since
                            Board.                 June 2010; Manager - Fund Governance of Pioneer from
                                                   December 2003 to November 2006; and Senior Paralegal of
                                                   Pioneer from January 2000 to November 2003
------------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (52)           Since 2010. Serves at  Senior Counsel of Pioneer since May 2013 and Assistant     None
Assistant Secretary         the discretion of the  Secretary of all the Pioneer Funds since June 2010; and
                            Board.                 Counsel of Pioneer from June 2007 to May 2013
------------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (55)        Since 2008. Serves at  Vice President - Fund Treasury of Pioneer; Treasurer of    None
Treasurer and Chief         the discretion of the  all of the Pioneer Funds since March 2008; Deputy
Financial and Accounting    Board.                 Treasurer of Pioneer from March 2004 to February 2008;
Officer                                            and Assistant Treasurer of all of the Pioneer Funds
                                                   from March 2004 to February 2008
------------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Government Income Fund | Annual Report | 7/31/15 53

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                               Other Directorships
Position Held with the Fund  Length of Service      Principal Occupation                                      Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (50)        Since 2005. Serves at  Director - Fund Treasury of Pioneer; and Assistant        None
Assistant Treasurer          the discretion of the  Treasurer of all of the Pioneer Funds
                             Board.
------------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (57)           Since 2005. Serves at  Fund Accounting Manager - Fund Treasury of Pioneer; and   None
Assistant Treasurer          the discretion of the  Assistant Treasurer of all of the Pioneer Funds
                             Board.
------------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (35)        Since 2009. Serves at  Fund Administration Manager - Fund Treasury of Pioneer    None
Assistant Treasurer          the discretion of the  since November 2008; Assistant Treasurer of all of the
                             Board.                 Pioneer Funds since January 2009; and Client Service
                                                    Manager - Institutional Investor Services at State
                                                    Street Bank from March 2003 to March 2007
------------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (62) Chief   Since 2010. Serves at  Chief Compliance Officer of Pioneer and of all the        None
Compliance Officer           the discretion of the  Pioneer Funds since March 2010; Chief Compliance Officer
                             Board.                 of Pioneer Institutional Asset Management, Inc. since
                                                    January 2012; Chief Compliance Officer of Vanderbilt
                                                    Capital Advisors, LLC since July 2012: Director of
                                                    Adviser and Portfolio Compliance at Pioneer since
                                                    October 2005; and Senior Compliance Officer for Columbia
                                                    Management Advisers, Inc. from October 2003 to October
                                                    2005
------------------------------------------------------------------------------------------------------------------------------------
Kelly O'Donnell (44)         Since 2006. Serves at  Director - Transfer Agency Compliance of Pioneer and      None
Anti-Money Laundering        the discretion of the  Anti-Money Laundering Officer of all the Pioneer Funds
Officer                      Board.                 since 2006
------------------------------------------------------------------------------------------------------------------------------------

54 Pioneer Government Income Fund | Annual Report | 7/31/15

                           This page for your notes.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 55

                          This page for your notes.

56 Pioneer Government Income Fund | Annual Report | 7/31/15

                           This page for your notes.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 57

                          This page for your notes.

58 Pioneer Government Income Fund | Annual Report | 7/31/15

                           This page for your notes.

                     Pioneer Government Income Fund | Annual Report | 7/31/15 59

                           This page for your notes.

60 Pioneer Government Income Fund | Annual Report | 7/31/15

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2015 Pioneer Investments 19422-09-0915